UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2004

DYNAMICS RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

000-023479	042-2211809
(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES
Exhibit Index
PRESS RELEASE DATED 8/2/04

Section 8  Other Events

        Item 8.01 Other Events

On August 2, 2004, the company announced that it signed a definitive agreement to acquire the government division of Impact Innovations LLC (“Impact Innovations”) for $53.4 million in cash, subject to certain closing provisions. Impact Innovations’ government group has annual revenues approximating $47 million and is based in the Washington, D.C. area. The government group offers solutions in business intelligence, enterprise software, application development, information technology service management and other related areas. Its customers include United States government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies. In connection with the acquisition, the company expects to amend its existing credit facility to provide for a $55.0 million term loan and a $37.0 million revolver for working capital. The acquisition is also subject to seller shareholder and regulatory approvals and completion of the company’s amended financing as noted above. A copy of the press release announcing entry into the definitive agreement is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)
Date: August 24, 2004	By:	/s/ David Keleher
David Keleher
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Name	Location
99.1	Press release dated August 2, 2004.	Filed herewith